Exhibit 10.66

AMENDMENT TO
ASSET PURCHASE AGREEMENT

                              This Amendment (“Amendment”) to the Asset Purchase Agreement dated September 9, 2002 by and between Interliant, Inc., a Delaware corporation (“Seller”), and Sprint Communications Company L.P., a Delaware limited partnership (“Purchaser”)(the “Agreement”) is entered into as of September 18, 2002. Unless specifically described and referenced in this Amendment as a change to the Agreement, the terms and conditions of the Agreement remain intact.

The parties agree as follows:

1.	Section 4 will be amended by adding a new Section 4.13, that reads as follows:

	4.13	Settlement Agreements.

               (a)          Seller will use its commercially reasonable best efforts to enter into settlement agreements with Cisco Systems Capital Corporation (“Cisco”) and GATX Technology Services Corporation (“GATX”) on or before the Closing Date (collectively, the “Settlement Agreements”).  Under the Settlement Agreements, Seller will obtain title to the Purchased Assets to which Seller now holds leasehold interests under  the following lease agreements (collectively, the “Settlement Lease Agreements”) (the Purchased Assets under the Settlement Lease Agreements to which Seller obtains title being the “Settlement Assets”):

(i) the Master Agreement to Lease Equipment (No. 3164) dated August 17, 2000, as amended, between Cisco and Seller, and

(ii) the Master Lease Agreement (No. 2064) dated November 20, 2000, as amended between GATX and Seller..

               (b)          If Seller enters into a Settlement Agreement and obtains title to any of the Settlement Assets on or before the Closing Date, then Purchaser will purchase from Seller, and Seller will sell, transfer, convey and deliver to Purchaser, all right, title and interest in all of the Settlement Assets.  The Purchase Price payable at Closing will increase by the amount equal to the lesser of:

(i) $311,000, or

(ii) the amount calculated in accordance with the following formula:

(B ÷ A) x C

A = aggregate amount of Seller’s liabilities under the Settlement Lease Agreements.
B = aggregate amount of Seller’s liabilities under the Settlement Agreements.
C = aggregate amount of Seller’s current liabilities with respect to the Settlement Assets.

               (c)          If Seller does not obtain title to the Purchased Assets governed by the Settlement Lease Agreements on or before the Closing Date, then these assets will be removed from Schedule 1.1(a) (Purchased Assets).

2.	Schedule 1.2(a) (Assumed Liabilities) will be deleted in its entirety and replaced with Exhibit A to this Amendment.

           3.         The parties acknowledge that the Custom Services Agreement Amendment attached to this Amendment as Exhibit B constitutes the Custom Services Agreement Amendment attached as Exhibit H to the Agreement.

           4.         Counterparts.   This Amendment may be executed in counterparts, including facsimile counterparts.  Each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

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SPRINT COMMUNICATIONS COMPANY L.P.		INTERLIANT, INC., Debtor in Possession

By:		By:

Printed Name:	Harry S. Campbell	Printed Name:	Francis J. Alfano
Title:	President Mass Markets Organization	Title:	President and Chief Executive Officer
Date:	September __, 2002	Date:	September __, 2002

Exhibit A

Schedule 1.2(a)
Assumed Liabilities

Dell Financial Services L.P., under the Master Lease Agreement (No. 4187960) dated January 26, 2000, as amended, between Dell Financial Services L.P. and Seller, retains title to the Dell products listed on Annex A (Hardware) to Schedule 1.1(a).  (The parties acknowledge that the Assumed Liability amount associated with the DFS Lease as of the date of this Agreement is approximately $3,100,000.  The parties expect that on or before the Closing, one or more agreements will be entered into between Dell Financial Services L.P., Purchaser and Seller, resulting in the amount of the Assumed Liability associated with the DFS Lease being reduced to approximately $1,600,000.  At the Closing and based upon such agreement(s), Seller and Purchaser will document in writing this reduction of the Assumed Liability.)